UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2021
CAVCO INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Delaware	000-08822	56-2405642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3636 North Central Avenue, Suite 1200
Phoenix	Arizona	85012
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code: (602) 256-6263
Not applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	CVCO	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

On July 23, 2021, Cavco Industries, Inc. (the “Company”), through its wholly-owned subsidiary, Commodore Homes, LLC (“Commodore Homes”), entered into an Asset Purchase Agreement (the “Agreement”) with The Commodore Corporation (“Commodore”), TCC Clarion Limited Partnership, TCC Pennwest, LLC and each of the individual equityholders named therein (collectively, the “Sellers”), and Barry S. Shein, in his capacity as representative for the Sellers. The Company entered into the Agreement solely with respect to Section 13.18 thereof, as a guarantor of the obligations of Commodore Homes.

Under the terms of the Agreement, the Company, through Commodore Homes, will acquire the business and certain assets and liabilities of Commodore, a manufactured and modular home builder, at a purchase price of approximately $153 million, before certain adjustments that will be determined upon closing of the transaction. The estimated cash outlay is $140 million after adjustments and including transaction fees. The Company expects to fund the acquisition entirely with cash on hand. The transaction is expected to close in the Company's third quarter of fiscal year 2022, subject to applicable regulatory approvals and satisfaction of certain customary conditions.

The Agreement contains customary representations, warranties and covenants made by each of Commodore Homes and the Sellers.

The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.    Regulation FD Disclosure.

On July 26, 2021, the Company issued a press release announcing the planned acquisition of Commodore. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On July 26, 2021, the Company also posted an investor presentation to the Investor Relations section of its website www.cavco.com, in connection with a presentation that its management will be making during a conference call and webcast today, July 26, 2021, at 1:00 p.m. EDT to discuss the transaction with Commodore. Interested parties can access a live webcast of the conference call at https://investor.cavco.com or via telephone at + 1 (844) 348-1686 (domestic) or + 1 (213) 358-0891 (international). A copy of the investor presentation is attached hereto as Exhibit 99.2.

As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly provided by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions that the forward-looking information presented in this Current Report is not a guarantee of future events, and that actual events and results may differ materially from those made in or suggested by the forward-looking information contained in this Current Report. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements, including those risk factors set forth in the Company’s filings with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K. Any forward-looking information presented herein is made only as of the date of this Current Report, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events or otherwise.

Item 9.01.    Financial Statements and Exhibits

Exhibit Number	Description
10.1
Asset Purchase Agreement, dated July 23, 2021, by and among Commodore Homes, LLC, The Commodore Corporation, TCC Clarion Limited Partnership, TCC Pennwest, LLC and each of the individual equityholders named therein, and Barry S. Shein, in his capacity as Sellers’ representative

99.1	Press Release, dated July 26, 2021
99.2	Investor Presentation, dated July 26, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVCO INDUSTRIES, INC.
By:	/s/ Mickey R. Dragash
Mickey R. Dragash Executive Vice President, General Counsel, Corporate Secretary & Chief Compliance Officer

Date: July 26, 2021